EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the annual report on Form 10-KSB as amended by Amendment No. 1 and Amendment No. 2 on Form 10-KSB/A of SulphCo, Inc. (as amended, the "Report")of SulphCo, Inc. (the "Company") for the annual period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Rudolf W. Gunnerman, Chief Executive Officer of the Company, and Pat Lacy, Controller, Treasurer, and Principal Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

       (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rudolf W. Gunnerman
Rudolf W. Gunnerman
Chief Executive Officer

June 29, 2004

/s/ Pat Lacy
Pat Lacy
Controller, Treasurer, and Principal Financial
and Accounting Officer

June 29, 2004

       This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.